Exhibit 10.1

                                 FIRST AMENDMENT
                                       to
                                CREDIT AGREEMENT


       AMENDMENT, dated as of April 15, 1997 by and among SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereto (collectively, the "Lenders") and CREDIT LYONNAIS NEW YORK BRANCH, as Issuing Bank and as Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

       A. The Borrower, the Lenders, the Issuing Bank and the Agent are party to the Credit Agreement dated as of October 18, 1996 (the "Credit Agreement"), pursuant to which the Lenders severally agreed to make Term Loans and Revolving Loans to the Borrower, and the Issuing Bank agreed to issue Letters of Credit for account of the Borrower, all upon the terms and subject to the conditions set forth in the Credit Agreement.

       B. The Borrower has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "SEC") on December 20, 1996 (said Registration Statement, as subsequently amended, herein called the "Registration Statement"), registering a portion of its shares of common stock for offering to the public (the "Offering").

       C. The Borrower paid the Term Loans in full upon the consummation of the Offering and the receipt of the proceeds therefrom and has requested that the Credit Agreement be modified in certain respects, including (i) to increase the Aggregate Revolving Commitments by $20,000,000 to $60,000,000 (subject to the scheduled reductions specified below), (ii) to reduce the Commitment Fee to 0.20% per annum, (iii) to eliminate the prohibition against the termination of the Cash Flow Support Agreement, (iv) to permit the use of Loan proceeds for capital improvements and acquisitions, and (v) to permit the Borrower to repurchase or redeem its capital stock.

       D. The Lenders, the Issuing Bank and the Agent are willing to effect such modifications, subject to the terms and conditions specified below.

       ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. DEFINITIONS. Capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:




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       "AGENT" shall have the meaning specified in the preamble hereto.

       "BORROWER" shall have the meaning specified in the preamble hereto.

       "CREDIT AGREEMENT" shall have the meaning specified in Recital A hereto.

       "FIRST AMENDMENT DATE" shall have the meaning specified in Section 5 hereto.

       "LENDERS" shall have the meaning specified in the preamble hereto.

       "OFFERING" shall have the meaning specified in Recital B hereto.

       "REGISTRATION STATEMENT" shall have the meaning specified in Recital B hereto.

       "SEC" shall have the meaning specified in Recital B hereto.

       2.   AMENDMENTS TO CREDIT AGREEMENT.

       (a) The parties have agreed that the Aggregate Revolving Commitments will be increased to $60,000,000 on the First Amendment Date and will be apportioned among the Lenders as specified in Exhibit A hereto. In order to reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, Schedule I to the Credit Agreement shall be deleted and the schedule attached to this Amendment as Exhibit A shall be substituted therefor.

       (b) The parties have agreed that the Aggregate Revolving Commitments will be reduced by $4,000,000 a year, such reductions to be made on October 17 of each year, commencing with October 17, 1997. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, Section 2.6(b) of the Credit Agreement will be redesignated as Section 2.6(c) and the following new Section 2.6(b) will be added to the Credit Agreement:

               "The Aggregate Revolving Commitments shall be reduced on each date set forth below to the amount set forth below opposite such date:

               DATE OF REDUCTION       AGGREGATE REVOLVING COMMITMENTS

               October 17, 1997        $56,000,000
               October 17, 1998         52,000,000
               October 17, 1999         48,000,000
               October 17, 2000         44,000,000
               October 17, 2001         40,000,000




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               Each such reduction shall be permanent and shall occur
               irrespective of any prior optional reduction of the Aggregate Revolving Commitments pursuant to Section 2.6(a,) unless the prior optional reduction has reduced the Aggregate Revolving Commitments below the amounts set forth above, in which event no further reductions in the Aggregate Revolving Commitments shall occur on the date specified. If the aggregate principal amount of the Revolving Loans outstanding on the effective date of any such reduction exceeds the amount of the Aggregate Revolving Commitments after giving effect to such reduction, the Borrower shall prepay the Revolving Loans on the date on which such reduction becomes effective by an amount equal to the amount of such excess."

       (c) The parties have agreed that from and after the First Amendment Date the Commitment Fee shall be reduced from 0.25% to 0.20%. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, Section 2.12(a) of the Credit Agreement (Fees) will be amended by deleting the figure "one-quarter of one percent (0.25%)" from the first sentence thereof and substituting the figure "one-fifth of one percent (0.20%)" in its place.

       (d) The parties have agreed that from and after the First Amendment Date the Borrower may use the proceeds of the Loans not only to repay certain existing indebtedness and to finance working capital needs, but also to fund capital improvements and finance acquisitions which are otherwise permitted under the Credit Agreement. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, clause (a) of Section 4.16 of the Credit Agreement (Use of Proceeds) shall be amended in its entirety to read as follows:

       "(a) The Borrower shall use the proceeds of the Loans solely (i) to refinance the principal of, and to pay all interest, fees and other amounts payable in respect of, all loans outstanding under the Existing Agreement, (ii) to pay the transaction costs relating to this Agreement,
       (iii) to finance the working capital needs of the Borrower and its Subsidiaries, (iv) to repay outstanding Indebtedness of the Borrower to its Affiliates, (v) to finance capital expenditures, and (vi) to finance acquisitions and Investments that are permitted under this Agreement. The Borrower shall use the Letters of Credit solely to support payment obligations incurred by it in the ordinary course of its business."

       (e) The parties have agreed that the Borrower shall furnish to the Agent and the Lenders, prior to the closing of any acquisition or Investment in a joint venture that is otherwise permitted under the Credit Agreement certain information regarding the impact of the proposed acquisition or Investment on the Borrower's financial statements and calculations showing that after giving effect to such acquisition or Investment the Borrower will be in compliance with the financial covenants contained in the Credit Agreement. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, Section 6.3 of the Credit Agreement



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(Financial Statements, Reports, Etc.) will be amended by deleting the word "and"
from the end of clause (f) thereof, redesignating clause (g) thereof as clause
(h) and adding the following new clause (g) thereto:

       "(g) as soon as available and in any event no later than 10 Business Days prior to the closing of any merger or consolidation of the Borrower or any of its Subsidiaries with any other Person (other than a merger of a Subsidiary into the Borrower or a merger among two or more Subsidiaries), any acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of any other Person or any division or business unit of any other Person, or any Investment (other than an Investment described in Section 6.14 (a), (b), (c), (d), or (e)) by the Borrower or any of its Subsidiaries in any other Person (each of the foregoing herein called a "Corporate Event" and any such other Person herein called a "Target"), (x) a copy of the most recent available balance sheets and statements of income and cash flows of such Target,
       (y) if such Target will become a consolidated Subsidiary of the Borrower after the consummation of the Corporate Event, a pro forma consolidated balance sheet and pro forma consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries (including the Target) after giving effect to such Corporate Event and (z) a certificate of a Responsible Officer of the Borrower to the effect that, to the best of his knowledge, after due inquiry, the Borrower shall be in compliance with the financial covenants contained in Sections 6.18, 6.19 and 6.20 of the Credit Agreement after giving effect to such Corporate Event, which certificate shall set forth in detail reasonably satisfactory to the Agent the calculations made to determine such compliance and the information required to make such calculations."

       (f) The parties have agreed that the Borrower shall not permit its Consolidated Net Worth to be less than $40,000,000 at any time after the First Amendment Date. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, Section 6.18 of the Credit Agreement (Consolidated Net Worth) will be amended by deleting the figure "$24,000,000" therefrom and substituting the figure "$40,000,000" in its place.

       (g) The parties have agreed that from and after the First Amendment Date the Borrower shall be permitted to redeem or repurchase shares of its Capital Stock, subject to the same restrictions as those currently applicable to payments of dividends or other distributions on shares of its Capital Stock. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date, clause (a) of the proviso in Section 6.17 of the Credit Agreement (Restricted Payments) shall be amended in its entirety to read as follows:

       "(a) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower may declare and pay dividends or other distributions on shares of its Capital Stock, and may purchase or redeem shares of its Capital Stock, provided that the aggregate amount of all such dividends, distributions, purchases or redemptions does not exceed in any fiscal year of the Borrower an amount equal to fifty percent (50%) of the Consolidated Net Income of the Borrower for the



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       immediately preceding fiscal year"

       (h) The parties have agreed that the Borrower may terminate, or permit SIMA to terminate, the Cash Flow Support Agreement at any time after the First Amendment Date. To reflect that understanding, the parties hereby agree that, effective on the First Amendment Date,

            (A) The Cash Flow Support Agreement, and the promissory note issued by the Borrower to the order of SIMA thereunder, shall be terminated and shall be of no further force and effect;

            (B) Section 6.23 of the Credit Agreement (Cash Flow Support Agreement) shall be amended in its entirety to read as follows:

                        "6.23.  INTENTIONALLY DELETED."

            (C) clause (j) of Section 7.1 of the Credit Agreement (Events of Default) (which makes the termination of the Cash Flow Support Agreement an Event of Default) shall be deleted and the following new clause (j) shall be substituted therefor:

                   "(j) Intentionally deleted; or"

       (i) The following new paragraph is hereby added at the end of Section 9.3 of the Credit Agreement (Amendments and Waivers):

       "In the event that any Lender fails to consent to a waiver, amendment, supplement or modification which requires the unanimous written consent of all the Lenders and which has been approved in writing by the Majority Lenders, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, so long as no Default or Event of Default shall have occurred and be continuing, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all, but not less than all, of its interests, rights and obligations under this Agreement and the other Loan Documents to one or more existing Lenders that are willing, in their sole discretion, to acquire and assume such interests, rights and obligations (it being understood and agreed that no Lender shall have any obligation to do so) or to one or more other banks or financial institutions that are chosen by the Borrower and are acceptable to the Agent and the Issuing Bank; provided that (x) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (y) the Borrower or the acquiring Lender, bank or financial institution, as the case may be, shall pay to the assigning Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all fees and other amounts accrued for its account or owed to it hereunder or under any other Loan Document (including any amounts owed to it pursuant to Section 3.5)."



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       (j) Clause (A) of Section 9.9 of the Credit Agreement (Judicial
Proceedings) is hereby amended by deleting the reference to "Schedule I" therefrom and substituting a reference to "Schedule II" in its place.

       (k) All references in the Credit Agreement or any other Loan Document to one or more Notes shall be deemed to include any promissory note or notes issued in replacement or substitution therefor, including any Note or Notes issued pursuant to this Amendment.

       3. REAFFIRMATION OF OBLIGATIONS. The Borrower hereby acknowledges and confirms to Agent, the Issuing Bank and each Lender (a) that the amendments and modifications to the Credit Agreement made pursuant hereto shall not affect or impair in any way the validity, binding effect or enforceability of any Loan Document to which it is a party or of any liens or security interests granted to the Agent, the Issuing Bank or any Lender thereunder, or its obligations or the respective rights and remedies of the Agent, the Issuing Bank and the Lenders thereunder and (b) that the Loan Documents to which the Borrower is a party, any liens and security interests granted to the Bank thereunder, and the Borrower's obligations and the respective rights and remedies of the Agent, the Issuing Bank and the Lenders thereunder shall continue in full force and effect, notwithstanding such amendments and modifications.

       4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent, the Issuing Bank and the Lenders that (a) it has full power and authority to execute and deliver this Amendment and the replacement Notes being issued pursuant hereto, (b) this Amendment, the Credit Agreement as amended hereby, and such replacement Notes constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, (c) the Borrower's execution, delivery and performance of this Amendment, the Credit Agreement as amended hereby and such replacement Notes have been duly authorized by all requisite action of the Borrower and do not require the approval of its shareholders, (d) the execution and delivery by the Borrower of this Amendment and such replacement Notes and the performance by the Borrower of the Credit Agreement as amended hereby do not and will not (i) violate the Borrower's Certificate of Incorporation or By-Laws or any law or regulation applicable to the Borrower, (ii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected, (iii) violate any order of any court, tribunal or governmental agency binding upon the Borrower or its properties, (iv) result in the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower, or
(v) require any license, consent or approval of any governmental agency or regulatory authority or any other third party, and (e) (i) the Borrower has complied and is currently in compliance with all the terms, covenants and conditions of the Credit Agreement and the other Loan Documents, (ii) there exists no Default under the Credit Agreement, and (iii) the representations and warranties of the Borrower contained in Article 4 of the Credit Agreement are true with the same effect as though such representations and warranties had been made on the date hereof, except for such representations and warranties which specifically relate to an earlier date.




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       5. CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the "First Amendment Date") on which each of the following conditions precedent shall have been satisfied or waived:

       (a) The Borrower, SIMA and each Lender shall have executed and delivered to the Agent counterpart originals or facsimiles hereof;

       (b) The Borrower shall have executed and delivered to the Agent such replacement Notes as may be necessary to reflect the Lenders' respective Revolving Commitments after giving effect to this Amendment;

       (c) The Agent shall have received payment in full of (i) all fees separately agreed upon between the Borrower and the Agent and (ii) all costs and expenses (including, without limitation, all fees and disbursements of outside counsel to the Agent) incurred by the Agent in connection with the preparation of this Amendment and all related instruments and agreements; and

       (d) All legal, documentary and other matters in connection with this Amendment and the transactions contemplated hereby shall be satisfactory to the Agent and its counsel.

       The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall become effective automatically on the First Amendment Date, without the need for any further action by any party hereto.

       6.   MISCELLANEOUS.

       (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       (b) Except as expressly amended hereby, all terms and conditions of the Credit Agreement and the other Loan Documents, and all rights of the Agent and each Bank and obligations of the Borrower thereunder and under all related documents, shall remain in full force and effect.

       (c) The Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of outside counsel to the Agent) incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and all related documents, whether or not the transactions contemplated hereby are consummated.

       (d) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed



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counterpart.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.



                        SPECIAL METALS CORPORATION



                        By: /s/ Donald C. Darling
                            -------------------------
                            Donald C. Darling
                            Vice President - Administration



                        CREDIT LYONNAIS NEW YORK BRANCH, as
                        Agent, Issuing Bank and Lender



                        By:  /s/ Xavier Roux
                            -------------------------
                             Xavier Roux
                             First Vice President



                        MELLON BANK, N.A.



                        By:  /s/ Stephen B. Derby
                            -------------------------
                             Name: Stephen B. Derby
                             Title: Vice President






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                        BANQUE NATIONALE DE PARIS
                        NEW YORK BRANCH



                        By: /s/ Patrick Pages       /s/ Phil Truesdale
                            -------------------------------------------
                            Name: Patrick Pages        Phil Truesdale
                            Title: Vice President      Vice President



                        BANQUE NATIONALE DE PARIS
                        GEORGETOWN BRANCH



                        By: /s/ Patrick Pages       /s/ Phil Truesdale
                            -------------------------------------------
                            Name: Patrick Pages        Phil Truesdale
                            Title: Vice President      Vice President



                        SOCIETE GENERALE NEW YORK BRANCH



                        By: /s/ Betsy Burg
                           --------------------------
                           Name:  Betsy Burg
                           Title: Vice President





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            The undersigned, Societe Industrielle de Materiaux Avances ("SIMA"),
consents to the termination of the Cash Flow Support Agreement and the Promissory Note delivered thereunder, and acknowledges and confirms to, and agrees with, the Agent, the Issuing Bank and the Lenders party to the foregoing Amendment (i) that the amendments and modifications to the Credit Agreement made pursuant to the foregoing Amendment shall not affect or impair in any way the validity, binding effect or enforceability of the Subordination Agreement dated as of October 18, 1996 among Special Metals Corporation, SIMA, and the Agent
(the "Subordination Agreement") or SIMA's obligations or the respective rights and remedies of the Agent, the Issuing Bank and the Lenders under the Subordination Agreement and (ii) that the Subordination Agreement, and the undersigned's obligations and the respective rights and remedies of the Agent, the Issuing Bank and the Lenders thereunder, shall continue in full force and effect, notwithstanding such amendments and modifications.



                         SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES



                         By  /s/ Edouard Duval
                             ----------------------------
                             Name: Edouard Duval
                             Title: Directuer General





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                                                        EXHIBIT A to Amendment

                                                SCHEDULE I to Credit Agreement


                    SCHEDULE OF COMMITMENTS AND PERCENTAGES




NAME OF LENDER                REVOLVING COMMITMENT            PERCENTAGE
--------------------          ---------------------           ------------
Credit Lyonnais               $18,000,000                     30.00%
New York
Branch

Mellon Bank, N.A              17,000,000                      28.33%

Banque Nationale              15,000,000                      25.00%
  de Paris,
New York Branch
and Georgetown
Branch

Societe Generale
New York Branch               10,000,000                      16.67%

--------------------          ---------------------           ------------
TOTAL                         $60,000,000                     100.00%